Exhibit 99

N E W S    R E L E A S E

Contacts:	John S. Penshorn
Director of Capital Markets
Communications & Strategy
952-936-7214

Patrick J. Erlandson
Chief Financial Officer
952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD

SECOND QUARTER NET EARNINGS OF $0.93 PER SHARE

•	Revenues for Second Quarter of $8.7 Billion, Up 23%

•	Operating Margin at 10.9%

•	Operating Cash Flows Exceeded $1 Billion, Up 33%

•	Earnings Per Share Increased 31%

MINNEAPOLIS (July 15, 2004) — UnitedHealth Group (NYSE: UNH) achieved record results in the second quarter of 2004, reported Chairman and CEO William W. McGuire, M.D. Second quarter results were driven by strong and diverse growth and operating performance across the spectrum of UnitedHealth Group businesses, with every reporting segment producing both year-over-year and sequential quarterly gains in revenues, earnings from operations and operating margins.

Quarterly Financial Performance

	Three Months Ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Revenues	$8.70 billion	$8.14 billion	$7.09 billion
Earnings From Operations	$945 million	$876 million	$709 million
Operating Margin	10.9%	10.8%	10.0%
Customer Summary (People in Thousands, As of Period End)
Commercial Businesses	24,465	24,245	22,975
Governments	9,525	9,465	9,460
Consumers	1,200	1,190	335
Business-to-Business Partners	19,260	19,330	15,405

UnitedHealth Group Highlights

•	Second quarter earnings per share of $0.93 increased 31 percent from $0.71 in the second quarter of 2003, and improved 5 cents or 6 percent from the first quarter of 2004.

•	Second quarter consolidated net earnings increased to $596 million, up $157 million or 36 percent year-over-year and $42 million or 8 percent on a sequential quarter basis.

•	Consolidated revenues increased $1.6 billion or 23 percent year-over-year, and $560 million or 7 percent from the first quarter of 2004, reflecting balanced growth across the Company’s business segments.

•	Operating costs were 15.5 percent of revenues in the second quarter, a strong improvement of 140 basis points from the second quarter of 2003 and 70 basis points from the first quarter of 2004.

•	Earnings from operations increased to $945 million in the second quarter, up $236 million or 33 percent over the prior year, and up $69 million or 8 percent sequentially.

•	Consolidated second quarter operating margin improved to 10.9 percent from 10.0 percent in second quarter 2003 and 10.8 percent in first quarter 2004.

UnitedHealth Group Highlights — Continued

•	Excluding the AARP division of Ovations,

•	June 30, 2004 accounts receivable, at 5.6 days sales outstanding, represented the sixth consecutive quarter with accounts receivable below 6 days.

•	Medical costs days payable, at 68 days excluding the results of the recent Mid-Atlantic Medical Services, Inc. (MAMSI) acquisition, was consistent with results in previous periods. Including MAMSI, which carried a lower 50 medical costs days payable in the quarter, reduces overall medical costs days payable by one day.

•	Medical costs payable, excluding AARP, increased $744 million or 24 percent year-over-year, standing at $3.9 billion at June 30, 2004.

•	During the second quarter, the Company realized prior period favorable development of $60 million in its estimates of medical costs incurred.

•	Cash flows from operations were $1.02 billion for the second quarter, up 33 percent year-over-year, and were $1.93 billion for the six months of 2004.

•	The Company expects to complete its acquisition of Oxford Health Plans, Inc. by September 30, 2004, dependent upon the receipt of remaining regulatory approvals. This combination will significantly expand offerings for employers and consumers in the northeastern region of the country.

•	The Company repurchased 9.6 million shares in the second quarter, bringing year-to-date share repurchase and capital deployed through June 30, 2004, to 20 million shares and $1.25 billion, respectively.

•	Second quarter 2004 annualized return on equity was approximately 33 percent.

Closing Comment
“We expect strong results from our businesses in the second half of this year,” Dr. McGuire said. “Our internal revenue growth rate is poised to accelerate, and recent strategic acquisitions will provide meaningful advances for customers as well as strong financial contributions to our company. We now anticipate full-year earnings of $3.79 to $3.82 per share, excluding any gains from the Oxford Health Plans merger. Oxford should be accretive to earnings at the rate of about $0.04 per share per quarter, beginning immediately upon closing.”

Business Description — Health Care Services
The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of local employers and consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50, including the administration of supplemental health insurance coverage on behalf of AARP.

Quarterly Financial Performance

	Three Months Ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Revenues	$7.59 billion	$7.05 billion	$6.11 billion
Earnings From Operations	$636 million	$577 million	$450 million
Operating Margin	8.4%	8.2%	7.4%

Key Developments for Health Care Services

•	Revenues for Health Care Services grew $1.5 billion or 24 percent year-over-year and $538 million or 8 percent sequentially to $7.6 billion in the second quarter of 2004.

•	Second quarter Health Care Services operating earnings of $636 million increased $186 million or 41 percent year-over-year and $59 million or 10 percent sequentially.

•	Second quarter operating margin of 8.4 percent expanded 100 basis points year-over-year and 20 basis points sequentially.

Key Developments for Health Care Services — Continued

•	Second quarter revenues of $5.0 billion for UnitedHealthcare increased $1.2 billion or 31 percent year-over-year.

•	UnitedHealthcare served 9.3 million people as of June 30, 2004, an increase of 1.5 million individuals or 19 percent year-over-year, including growth of 40,000 individuals in the second quarter of 2004.

•	UnitedHealthcare’s second quarter 2004 commercial medical care ratio of 79.4 percent was comparable to the 79.3 percent ratio in the first quarter of 2004, and improved from the 80.7 percent ratio in the second quarter of 2003.

•	AmeriChoice second quarter revenues of $773 million increased $123 million or 19 percent year-over-year and $45 million or 6 percent from the first quarter of 2004.

•	AmeriChoice serves more than 1.2 million people, having increased enrollment by 160,000 people or 15 percent year-over-year. In the second quarter of 2004, AmeriChoice grew enrollment by 10,000 individuals.

•	Ovations reported record revenues of $1.8 billion in the second quarter, up $178 million or 11 percent year-over-year and $68 million or 4 percent from first quarter 2004.

•	During the second quarter, Ovations received preliminary approval from the Centers for Medicare and Medicaid Services for two disease management demonstration projects. Ovations will focus on cardiovascular disease management in three states and coordinate care for citizens who are dually eligible for Medicare and Medicaid in five states.

•	Ovations’ participation in the drug discount card market continues to expand, with approximately 250,000 new consumers added in the second quarter. More than two million people now access an Ovations Pharmacy Solutions offering, up 21 percent year-over-year. During the second quarter, the business facilitated 9 million retail and mail-order transactions.

Business Description
Uniprise delivers network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans, and provides health-related consumer and financial transaction products and services.

Quarterly Financial Performance

	Three Months Ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Revenues	$843 million	$835 million	$775 million
Earnings From Operations	$170 million	$167 million	$153 million
Operating Margin	20.2%	20.0%	19.7%

Key Developments

•	Second quarter revenues of $843 million increased 9 percent and 1 percent over second quarter 2003 and first quarter 2004, respectively.

•	Uniprise serves more than 9.5 million people in the national multi-location employer segment. Membership in that segment decreased a net 10,000 people in the second quarter of 2004 due to the reduction of 90,000 individuals lost due to the bankruptcy of a significant customer, which had been anticipated, and continued enrollment attrition affecting the large employer segment. This reduction was partially offset by the inclusion of approximately 80,000 individuals under the Passport from UnitedHealthSM product offering.

•	Large employers with product needs addressing basic affordability and access issues are showing strong interest in purchasing progressive Uniprise offerings such as Passport from UnitedHealthSM, UnitedHealth BasicsSM, UnitedHealth AlliesSM and iPlan®.

•	The combination of top-line growth and margin expansion lifted second quarter Uniprise operating earnings to $170 million, an increase of $17 million or 11 percent year-over-year and $3 million or 2 percent on a sequential quarter basis.

•	The Uniprise operating margin of 20.2 percent expanded 50 basis points year-over-year and improved 20 basis points from first quarter 2004.

Business Description
Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

Quarterly Financial Performance

	Three Months Ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Revenues	$573 million	$554 million	$463 million
Earnings From Operations	$119 million	$113 million	$93 million
Operating Margin	20.8%	20.4%	20.1%

Key Developments

•	Second quarter revenues rose to $573 million, up $110 million or 24 percent year-over-year, and up $19 million or 3 percent from the first quarter of 2004, with strong customer growth across the portfolio of Specialized Care Services companies.

•	Specialized Care Services businesses are currently launching or expanding service offerings in maternity and infertility management and chronic kidney failure, as well as providing a new array of wellness solutions to health plans and other intermediaries.

•	In the second quarter, earnings from operations of $119 million increased $26 million or 28 percent year-over-year and $6 million or 5 percent sequentially.

•	The Specialized Care Services operating margin of 20.8 percent expanded 70 basis points year-over-year and 40 basis points from the first quarter of 2004.

Business Description
Ingenix is an international leader in the field of health care data, analysis and application. Ingenix serves multiple health care market segments on a business-to-business basis, including pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly Financial Performance

	Three Months Ended
	June 30,	March 31,	June 30,
	2004	2004	2003
Revenues	$146 million	$140 million	$126 million
Earnings From Operations	$20 million	$19 million	$13 million
Operating Margin	13.7%	13.6%	10.3%

Key Developments

•	Ingenix revenues increased $20 million or 16 percent year-over-year, to $146 million in the second quarter of 2004.

•	In the second quarter, four Fortune 200 companies purchased Ingenix Parallax i® business intelligence software application packages that analyze key cost trends and drivers across the spectrum of health and related employee benefits on an enterprise basis.

•	Ingenix also had significant sales of its latest release of ClaimsManager software, which enables large physician groups and integrated health care delivery systems to optimize their billing efficiency by collecting, editing and analyzing their medical claims prior to submission to payers.

•	Ingenix operating earnings increased $7 million or 54 percent year-over-year as operating margin increased to 13.7 percent or 340 basis points from second quarter 2003.

About UnitedHealth Group
UnitedHealth Group is a diversified health and well-being company that provides a broad spectrum of resources and services to help people improve their health and well-being through all stages of life. Consolidated UnitedHealth Group operating results include the operating performance of the Company’s four reportable business segments — Health Care Services (which includes the results of UnitedHealthcare, AmeriChoice and Ovations), Uniprise, Specialized Care Services and Ingenix.

Forward-Looking Statements
This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Information page of the Company’s Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site for one week following the live call. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID # 8218045. This earnings release and the Form 8-K dated July 15, 2004, which may also be accessed in the Investor Information section of the Company’s Web site, include a reconciliation of non-GAAP financial measures.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information
Quarter Ended June 30, 2004

•	Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Segment Financial Information

•	Customer Profile Summary

UNITEDHEALTH GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
REVENUES
Premiums	$7,801	$6,248	$15,065	$12,396
Services	813	779	1,602	1,549
Investment and Other Income	90	60	181	117

Total Revenues	8,704	7,087	16,848	14,062

COSTS
Medical Costs	6,326	5,109	12,195	10,159
Operating Costs	1,346	1,195	2,663	2,394
Depreciation and Amortization	87	74	169	147

Total Costs	7,759	6,378	15,027	12,700

EARNINGS FROM OPERATIONS	945	709	1,821	1,362
Interest Expense	(28)	(24)	(52)	(47)

EARNINGS BEFORE INCOME TAXES	917	685	1,769	1,315
Provision for Income Taxes	(321)	(246)	(619)	(473)

NET EARNINGS	$596	$439	$1,150	$842

BASIC NET EARNINGS PER COMMON SHARE	$0.98	$0.74	$1.90	$1.42

DILUTED NET EARNINGS PER COMMON SHARE	$0.93	$0.71	$1.81	$1.36

Diluted Weighted-Average Common Shares Outstanding	639	618	635	621

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30,	December 31,
	2004	2003
ASSETS
Cash and Short-Term Investments	$3,509	$2,748
Accounts Receivable, net	836	745
Other Current Assets	2,683	2,627

Total Current Assets	7,028	6,120
Long-Term Investments	6,684	6,729
Other Long-Term Assets	7,171	4,785

Total Assets	$20,883	$17,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$4,806	$4,152
Commercial Paper and Current Maturities of Long-Term Debt	150	229
Other Current Liabilities	4,416	4,387

Total Current Liabilities	9,372	8,768
Long-Term Debt, less current maturities	2,250	1,750
Future Policy Benefits for Life and Annuity Contracts	1,614	1,517
Deferred Income Taxes and Other Liabilities	529	471
Shareholders’ Equity	7,118	5,128

Total Liabilities and Shareholders’ Equity	$20,883	$17,634

The table below summarizes certain balance sheet data excluding AARP related amounts.

	June 30, 2004		December 31, 2003	June 30, 2003
Accounts Receivable, net	$458		$393	$356
Other Current Assets	$784		$668	$642
Other Current Liabilities	$3,051		$2,950	$2,549
Medical Costs Payable	$3,894		$3,278	$3,150
Days Medical Costs in Medical Costs Payable	67	(a)	68	68

(a)	Excluding the impact on Days Medical Costs in Medical Costs Payable of Mid Atlantic Medical Services Inc., which has 50 days in Medical Costs Payable, Days Medical Costs in Medical Costs Payable would have been 68 days.

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2004	2003
Operating Activities
Net Earnings	$1,150	$842
Noncash Items:
Depreciation and amortization	169	147
Deferred income taxes and other	27	(5)
Net changes in operating assets and liabilities	581	506

Cash Flows From Operating Activities	1,927	1,490

Investing Activities
Cash paid for acquisitions, net of cash assumed	(638)	(56)
Purchases of property, equipment and capitalized software	(159)	(181)
Net sales and maturities/(purchases) of investments	348	604

Cash Flows (Used For) From Investing Activities	(449)	367

Financing Activities
Common stock repurchases	(1,253)	(859)
Net change in commercial paper and debt	421	(11)
Other, net	192	136

Cash Flows Used For Financing Activities	(640)	(734)

Increase in cash and cash equivalents	838	1,123
Cash and cash equivalents, beginning of period	2,262	1,130

Cash and cash equivalents, end of period	$3,100	$2,253

Supplemental Schedule of Noncash Investing Activities:
Common Stock Issued for Acquisitions	$1,932

UNITEDHEALTH GROUP
SEGMENT FINANCIAL INFORMATION
(in millions)
(unaudited)

REVENUES

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
UnitedHealthcare	$5,004	$3,823	$9,583	$7,590
Ovations	1,811	1,633	3,554	3,243
AmeriChoice	773	650	1,501	1,287

Health Care Services	7,588	6,106	14,638	12,120
Uniprise	843	775	1,678	1,544
Specialized Care Services	573	463	1,127	917
Ingenix	146	126	286	247
Corporate and eliminations	(446)	(383)	(881)	(766)

Total Consolidated	$8,704	$7,087	$16,848	$14,062

EARNINGS FROM OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Health Care Services	$636	$450	$1,213	$852
Uniprise	170	153	337	305
Specialized Care Services	119	93	232	181
Ingenix	20	13	39	24

Total Consolidated	$945	$709	$1,821	$1,362

UNITEDHEALTH GROUP
CUSTOMER PROFILE SUMMARY
(in thousands)
(unaudited)

	June	March	December	June	December
Customer Category	2004	2004	2003	2003	2002
Commercial Businesses
Risk-based	9,345	9,370	8,900	8,910	8,285
Fee-based	15,120	14,875	13,570	14,065	12,825
Governments
Federal	4,140	4,130	4,325	4,335	4,525
State and municipal	5,385	5,335	5,035	5,125	5,025
Consumers	1,200	1,190	1,190	335	305
Business-to-Business Partners	19,260	19,330	17,440	15,405	15,795

Grand Total	54,450	54,230	50,460	48,175	46,760

HealthAllies members of 805,000 at June 30, 2004 and 775,000 at March 31, 2004 are included with Consumers and Risk-based Commercial Businesses in the Customer Profile Summary above and are not reported within Uniprise in the Supplemental Franchise Profile below.

Supplemental Franchise Profile -	June	March	December	June	December
Health Care Services and Uniprise	2004 (a)	2004 (a)	2003	2003	2002
Health Care Services:
Risk-based commercial	6,225	6,200	5,400	4,985	5,070
Fee-based commercial	3,060	3,045	2,895	2,805	2,715
Medicare	240	235	230	225	225
Medicaid	1,230	1,220	1,105	1,070	1,030

Total Health Care Services	10,755	10,700	9,630	9,085	9,040

Uniprise	9,520 (b)	9,530	9,060	9,200	8,640

(a)	Includes 920,000 risk-based commercial, 90,000 fee-based commercial, 50,000 Uniprise and 95,000 Medicaid individuals served in connection with the acquisitions of Mid-Atlantic Medical Services, Inc. and other businesses in the first quarter of 2004.

(b)	Includes 80,000 fee-based commercial individuals served pursuant to the Passport from UnitedHealth product offering.